                                                                   EXHIBIT 10(i)

                          EMPLOYMENT AGREEMENT AMONG
                    NEW ENGLAND INVESTMENT COMPANIES, L.P.,
                    NEW ENGLAND INVESTMENT COMPANIES, INC.
                               AND PETER S. VOSS
                               -----------------

     THIS AGREEMENT made as of the sixteenth day of August, 1995, by and among New England Investment Companies, L.P., a Delaware limited partnership (hereinafter referred to as the "Limited Partnership"), New England Investment Companies, Inc., a Massachusetts corporation which is the general partner of the Limited Partnership (hereinafter referred to as the "General Partner"), parties of the first part, and Peter S. Voss (hereinafter referred to as "Employee"), party of the second part.

                                  WITNESSETH:
                                  -----------

     WHEREAS:

     A. Employee is currently employed by the Limited Partnership and the General Partner as Chairman, Chief Executive Officer and President; and

     B. The Limited Partnership and the General Partner wish to assure themselves of the continued services of Employee so that they will have the continued benefit of his ability, experience and services, and Employee is willing to enter into an agreement to that end, upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

     1.   Employment Agreement
          --------------------

     As used in this Agreement, the term "Company" means and includes the Limited Partnership and the General Partner, or either of them. The Company hereby agrees to continue to employ Employee, and Employee hereby agrees to remain in the employ of the Company, on and subject to the terms and conditions of this Agreement.

     2.   Term of Employment
          ------------------

     (a) The term of Employee's employment under this Agreement (the "Term of Employment") shall commence as of the date hereof (the "Effective Date") and shall expire at the close of business on the third anniversary of that date unless sooner terminated in accordance with the terms and conditions of this Agreement (including without limitation paragraphs 2(c), 6(d) and 6(e) hereof) or extended as hereinafter provided in this section 2.

     (b) The Term of Employment shall be extended, automatically and without action by the Company or Employee, for an additional two year period ending on the fifth anniversary of the Effective Date unless either party gives the other party written notice, in the manner set forth in section 13 below and prior to the close of business on the second anniversary of the Effective Date, that the party giving the notice does not wish to extend the Term of Employment beyond the third anniversary of the Effective Date.

     (c) If either party gives the other party timely written notice of non-extension in accordance with paragraph 2(b) above, then in that event the party receiving such notice may thereafter terminate the Term of Employment at any time prior to the third anniversary of the Effective Date by giving the other party written notice, in the manner set forth in section 13 below, of such termination at least 90 days in advance of the effective date of such termination.

     3.   Position, Duties and Responsibilities
          -------------------------------------

     (a) During the Term of Employment, Employee shall serve as, and with the title, office and authority of, Chairman of the Board, Chief Executive Officer and President of the Company, shall report only to the Board of Directors of the Company (the "Board"), and shall have effective supervision and control over, and responsibility for, the strategic direction and general and active day-to-day leadership and management of the business and affairs of the Company and the direct and indirect subsidiaries of the Company, subject to the authority of the Board (any direct or indirect subsidiary of the Company, including partnerships, limited liability companies, business trusts and other entities as well as corporations, being hereinafter referred to as a "subsidiary" or, collectively, as "subsidiaries"), and shall have all of the powers, authority, duties and responsibilities usually incident to the positions and offices of Chairman of the Board, Chief Executive Officer and President of the Company, including but not limited to the authority to employ and discharge all employees of the Company and subsidiaries of the Company.

     (b) During the Term of Employment, the Company shall use its best efforts to cause Employee to be elected and re-elected (i) as a member of the Board,
(ii) as a member of the board of directors of any subsidiary on which board of directors Employee is serving on the date of this Agreement, and (iii) as a member of the board of directors of any entity which becomes a subsidiary after the date of this Agreement on which board of directors the Chairman of the Board, Chief Executive Officer and President of the Company would customarily serve. Employee agrees to serve on the foregoing boards of directors during the Term of Employment, without compensation in excess of that provided under this Agreement.

     (c) During the Term of Employment, Employee agrees to devote substantially all of his business time, efforts and skills to the performance of his duties and responsibilities under this Agreement, and to refrain from rendering services for any enterprise other than the Company and subsidiaries of the Company, but nothing in this Agreement shall preclude Employee from devoting reasonable periods required for (i) managing his personal investments, (ii) participating in professional, educational, philanthropic, public interest, charitable, social or community activities, or (iii) serving as a director or member of an advisory committee of any corporation or other entity not in competition with the Company or any subsidiary of the Company, provided that such activities do not materially interfere with Employee's regular performance of his duties and responsibilities hereunder.

     4.   Office Location and Required Business Travel
          --------------------------------------------

     During the Term of Employment, (a) Employee shall be based at the principal executive offices of the Company, which shall be located at their present location or within 35 miles thereof, and (b) the Company shall not substantially increase the business travel required of Employee above present levels unless the additional travel is both appropriate for Employee's positions described above and substantially related to the business and affairs of the Company or a subsidiary of the Company.

     5.   Compensation and Related Matters
          --------------------------------

     In consideration of all services rendered by Employee in any capacity during the Term of Employment, the Company shall pay or provide Employee the amounts and benefits set forth in this section 5.

     (a)  Salary.  The Company shall pay Employee a salary at an annual rate
          ------
which shall be established from time to time by the Board, but which shall not be less than $440,000. Employee's salary shall be paid in substantially equal installments at monthly or more frequent intervals, in accordance with the normal payroll practices of the Company. Employee's salary rate shall be reviewed by the Board at least annually following the date of this Agreement to ascertain whether, in the sole, good faith judgment of the Board, such rate should be increased in light of Employee's performance, competitive pay levels or such other factors (if any) as the Board may deem relevant. Any increase in salary shall not limit or reduce any other obligation of the Company under this Agreement and, once established at an increased specified rate, Employee's salary shall not thereafter be reduced. Employee's annual salary under this Agreement, at the rate specified above and including any increases, is hereafter referred to as his "Salary".

     (b)  Bonus. The Company shall provide Employee with the opportunity to earn
          -----
an annual bonus for each calendar year that coincides with the Term of Employment, in whole or in part, equal to at least 125% of his Salary for such year if the Company attains the target bonus performance objective designated by the Board (or a committee thereof) for such calendar year, and equal to at least 250% of his Salary for such year if the Company attains the maximum bonus performance objective designated by the Board (or a committee thereof) for such calendar year. Such performance objectives shall be determined by the Board in its discretion acting in good faith and upon consultation with Employee. In making such determinations, the Board shall take into account the Company's business plan for the applicable year, historical performance objectives for Employee's annual bonus opportunity, and the annual bonus opportunities for other senior executives of the Company and similarly situated senior executives of other companies comparable in size and character to the Company. If the Term of Employment terminates (i) on the third anniversary of the Effective Date in accordance with paragraphs 2(a) and 2(b) above, (ii) before such third anniversary in accordance with paragraph 2(c) above, or (iii) on the fifth anniversary of the Effective Date in accordance with paragraph 2(b) above, then, in full satisfaction of any bonus obligation under this paragraph 5(b) in respect of the last calendar year that coincides in whole or in part with the Term of Employment, the Company shall pay Employee a prorated bonus for such calendar year, such prorated bonus award to be paid within ten days after such termination and to be determined by multiplying the "Bonus Amount" as defined in paragraph 7(d) below by a fraction the numerator of which is the number of days in the calendar year of termination that precede the date of termination and the denominator of which is the number 365.

     (c)  Other Incentive Plans.  During the Term of Employment, Employee shall
          ---------------------
participate in all other compensation or incentive plans of a long or short term nature in which other senior executives of the Company then participate, subject to the terms and conditions of such plans. Employee's incentive compensation opportunities under such plans shall be determined by the Board in its discretion acting in good faith and upon consultation with Employee. In making such determinations, the Board shall take into account the aggregate incentive compensation opportunities for other senior executives of the Company and the aggregate incentive compensation opportunities typically offered to CEOs of companies similar in size and character to the Company.

     (d)  Perquisites; Reimbursement of Expenses.  During the Term of
          --------------------------------------
Employment, Employee shall be entitled to perquisites of office, including without limitation air travel privileges, office facilities and secretarial staff, and to fringe benefits, at least equal to and on the same terms and conditions as those provided to Employee on the date of this Agreement, as well as to reimbursement, upon proper accounting, of all reasonable expenses and disbursements incurred by him in the course of his duties.

     (e)  Employee Benefits.  Employee, his dependents and beneficiaries,
          -----------------
including without limitation any beneficiary of a joint and survivor or other optional method of payment applicable to the payment of benefits under the Company's tax-qualified retirement plans, shall be entitled to all payments, coverages, benefits and age, pay and service credit for benefits as a result of employment during the Term of Employment to which other senior officers of the Company, their dependents and beneficiaries are then entitled under the employee benefit plans and practices of the Company and subsidiaries of the Company, including without limitation any qualified or non-qualified pension, profit sharing and savings plans, death benefit plans (including split dollar life insurance plans and group life insurance plans providing group term life insurance, accidental death and dismemberment insurance, and travel accident insurance), sickness and disability benefit plans, vacation pay plans, and medical, dental, health and welfare plans. Nothing in this Agreement shall preclude the Company from amending or terminating any employee benefit plan or practice, but it being the intent of the parties that Employee, his dependents and beneficiaries shall continue to be entitled during the Term of Employment to payments, coverages, benefits and age, pay and service credit for benefits under employee benefit plans substantially equivalent to those attached to his position on the date of this Agreement, in the event of any amendment or other change in any employee benefit plan or practice that would substantially reduce such payments, coverages, benefits or age, pay or service credit for benefits from their present levels, the Company shall itself pay or provide Employee, his dependents and beneficiaries with tax- equivalent payments, coverages, benefits and age, pay and service credit for benefits or make other arrangements reasonably satisfactory to

Employee.

     (f)  Loan.  If the vesting of any restricted units heretofore or hereafter
          ----
granted to Employee under the Company's Restricted Unit Plan (the "RUP") is accelerated as a result of the provisions of Section 8.2 of the RUP, then in that event the Company shall simultaneously lend Employee, on substantially the terms and conditions set forth in this paragraph, funds equal to Employee's full Federal, state and local income tax and employment tax liabilities (including Medicare tax liability) with respect to the units whose vesting is accelerated. Such loan shall be evidenced by a promissory note signed by Employee, which shall bear interest at the lowest rate that, in the judgment of the Company's counsel, will not result in imputed income to Employee under applicable tax rules, which shall be secured by a pledge of the units in question entitling the Company to the rights and remedies of a secured creditor under the applicable provisions of the Uniform Commercial Code, but which shall otherwise be without recourse to Employee, and under which principal and interest shall be due and payable in a single lump sum on the first to occur of (i) the second anniversary of the accelerated vesting of the units, (ii) sale or other disposition of the units, (iii) any termination of Employee's employment for Cause as defined in this Agreement, (iv) any voluntary termination by Employee of his employment in violation of the terms and conditions of this Agreement (it being understood that a termination by Employee in accordance with the provisions of section 6(d) hereof [relating to Constructive Discharge] or pursuant to a notice given by Employee in accordance with the provisions of paragraph 2(b) or 2(c) of this Agreement shall not be deemed to constitute such a voluntary termination), (v) Employee's filing of a bankruptcy petition, and (vi) the appointment of a receiver for Employee or his property. Any provision of this paragraph to the contrary notwithstanding, the Company's obligation to make the loan provided for in this paragraph shall be subject to any applicable regulations of the Board of Governors of the Federal Reserve System and any other agency having jurisdiction of the subject matter, provided that the Company and its affiliates shall have taken all such actions on their part as are necessary to comply therewith.

     (g)  Indemnification.  The Company shall indemnify and hold harmless
          ---------------
Employee from and against any claim, loss or cause of action arising from or out of Employee's performance as an officer, director or employee of the Company or any subsidiary of the Company or in any other capacity, including serving as a fiduciary, in which Employee serves at the request of, or for the benefit of, the Company (including without limitation serving as administrator under other employment or severance agreements of the Company), to the maximum extent permitted under applicable law. During the Term of Employment and for six years thereafter (or, if less, throughout the period of any applicable statute of limitations) the Company shall maintain appropriate directors and officers liability insurance which shall cover Employee, unless the Board shall determine that such insurance cannot be maintained at commercially reasonable rates.

     (h)  Parachute Tax Indemnity.  If any payment (within the meaning of
          -----------------------
Section 280G(b)(2) of the Internal Revenue Code of 1986 as amended) or distribution by or on behalf of the Company to or for the benefit of Employee, whether paid or distributed pursuant to the terms of this Agreement or otherwise (a "Payment"), including any payment pursuant to this paragraph, is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 as amended, or any interest or penalties are incurred by Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then Employee shall be entitled to receive on demand an additional payment from the Company under this Agreement (a "Tax Payment") in an amount such that after payment by Employee of all taxes (including any interest and penalties imposed with respect to such taxes), including but not limited to any Excise Tax, imposed upon the Tax Payment, Employee retains an amount of the Tax Payment equal to the Excise Tax imposed upon the Payment.

     6.   Termination of Employment
          -------------------------

     (a)  Death.  The Term of Employment shall terminate upon the death of
          -----
Employee.

     (b)  Disability.   The Term of Employment shall terminate in the event of
          ----------
Disability of Employee. As used in this Agreement, the term "Disability" means an accident or physical or mental illness which prevents Employee from substantially performing his duties and responsibilities hereunder for six consecutive calendar months. The Term of Employment shall terminate at the close of business on the last day of such six month period, but without prejudice to any payments due Employee in respect of disability under any pension or welfare plan. The amount of any Salary or other compensation payable to Employee during such six month period as a result of this paragraph may be reduced by any payments which Employee receives for the same period because of disability under any disability or pension plan of the Company or any subsidiary of the Company.

     (c)  Cause.  The Company may terminate the Term of Employment for Cause.
          -----
For purposes of this Agreement, Employee shall be considered to be terminated for "Cause" only

          (i) if Employee is convicted of a felony under the laws of the United States or any state thereof;

          (ii) if Employee engages in willful malfeasance having a material adverse effect on the Company; or

          (iii) if Employee willfully and repeatedly fails to substantially perform his duties and responsibilities described in section 3 above, except by reason of total or partial incapacity due to accident or physical or mental illness.

However, in no event (other than clause 6(c)(i) above) shall Employee be considered to be terminated for "Cause" unless and until the following conditions are satisfied:

     (A) Employee is given reasonable notice of and a reasonable opportunity to be heard at a meeting of the Board called for the purpose of determining whether "Cause" exists for termination of Employee's employment;

     (B) A resolution is duly adopted at such meeting by the affirmative vote of not less than two-thirds of the entire membership of the Board directing the Secretary of the Company to give Employee written notice (the "Warning Notice") of the Board's determination to terminate Employee's employment for "Cause" if the acts or omissions specified in the Warning Notice are not discontinued, and the Secretary of the Company gives Employee such written notice;

     (C) Employee does not discontinue the acts or omissions in question within 30 days of his receipt of the Warning Notice;

     (D) Employee is given reasonable notice of and a reasonable opportunity to be heard at a meeting of the Board after such 30 day period called for the purpose of determining whether to terminate Employee's employment for "Cause";

     (E) A resolution is duly adopted at such meeting by the affirmative vote of not less than two-thirds of the entire membership of the Board directing the Secretary of the Company to give Employee written notice of the Board's decision to terminate Employee's employment for "Cause" and of the specific acts or omissions in question, and the Secretary of the Company gives Employee such written notice.

Anything in this paragraph 6(c) to the contrary notwithstanding, the employment of Employee shall in no event be considered to be terminated by the Company for Cause if termination of his employment takes place (I) as the result of bad judgment or negligence on the part of Employee other than willful or reckless misconduct, (II) for any act or omission in respect of which a determination could properly be made that Employee met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses of an officer or director under the Bylaws or Limited Partnership Agreement of the Company or the laws of Delaware or Massachusetts or the directors' and officers' liability insurance of the Company, in each case as in effect at the time of such act or omission, (III) as the result of an act or omission which occurred more than twelve calendar months prior to Employee's having been given Notice of Termination for such act or omission unless the commission of such act or omission was not at the time of such commission or omission known to a member of the Board (other than Employee), in which case more than twelve calendar months from the date the commission of such act or omission was so known, (IV) as the result of a continuing course of action which commenced and was known to a member of the Board (other than Employee) more than twelve calendar months prior to Notice of Termination having been given to Employee, or (V) because of an act or omission reasonably believed by Employee in good faith to have been in or not opposed to the interests of the Company.

     (d)  Constructive Discharge.  Employee may terminate his employment under
          ----------------------
this Agreement on 10 days' advance written notice to the Company given within 90 days after the occurrence of a Constructive Discharge Event. For purposes of this Agreement, "Constructive Discharge Event" means any act or omission identified below in this paragraph 6(d) to which Employee does not consent in writing and which does not occur in connection with termination of Employee's employment for Cause or Disability as defined in this Agreement; provided that no such act or omission shall constitute a Constructive Discharge Event, and the 90 day period referred to above in the first sentence of this paragraph 6(d) shall not commence to run, unless and until Employee shall have given the Board written notice describing the act or omission in reasonable detail within 60 days after the Employee first knew (or should have known) of the act or omission and the act or omission shall not have been cured within 45 days after the Board received such written notice:

     (i) Any (A) failure to re-designate Employee as, or (B) removal of Employee from, or failure to re-elect Employee to, any of the following positions:

         (I) Chairman of the Board, President and Chief Executive Officer of the Company, or

         (II) a member of the Board of Directors of (aa) the Company, (bb) any subsidiary of the Company on whose Board of Directors Employee now serves, and
(cc) any future subsidiary of the Company on whose Board of Directors the Chairman of the Board, President and Chief Executive Officer of the Company would customarily serve;

     (ii) (A) Any conduct by the Company, any affiliate of the Company, the Board, any member of the Board or by any person acting under the authority of the Board or a member of the Board, or

          (B) any assignment to Employee of any duties, functions, authority or responsibilities,

that in either case (A) or (B) --

               (I)    is inconsistent with the Employee's positions described in section 3 above, or

               (II) calls for Employee to report to anyone other than the Board, or

               (III) deprives Employee of effective supervision and control over, and responsibility for, the strategic direction and general and active day-to-day leadership and management (including the structure and organization of such leadership and management) of the business and affairs of the Company and its subsidiaries, subject to the authority of the Board, or

               (IV) deprives Employee of any of the duties, functions, authority or responsibilities usually incident to his positions described above, including the authority to hire and discharge all employees of the Company and its subsidiaries, or

               (V) gives Employee additional responsibilities that are not materially related to Company business or do not benefit unitholders of the Limited Partnership generally, or

               (VI) substantially interferes with Employee's ability to substantially perform the duties, functions or responsibilities, or exercise the authority, of his positions described in section 3 above;

including, without limitation, in the case of (A) hereof, recurring interference with the duties, functions, authority or responsibilities of Employee, or engaging in activities which are materially disruptive to the management or employees of the Company or its subsidiaries, or unrequested participation or attempts to participate in daily operational matters, by the Company, any affiliate of the Company, the Board, a member of the Board or by any person acting under the authority of the Board or a member of the Board, which has one of the results described in clauses (I) through (VI) hereof;

     (iii) any objectively demonstrable failure by the Company to comply with the provisions of section 4 above (relating to office location and required business travel) or section 5 above (relating to compensation and related matters) other than paragraph 5(d) or 5(e) above (relating to perquisites and employee benefits); or

     (iv) any substantial, objectively demonstrable failure by the Company to comply with the provisions of paragraph 5(d) or 5(e) above.

A termination by Employee in accordance with the provisions of this paragraph 6(d) shall not be deemed a voluntary termination of employment by Employee for the purpose of this Agreement or any plan or practice of the Company or its subsidiaries.

     (e)  Termination by Company Not for Cause. Notwithstanding any provision of
          ------------------------------------
this Agreement to the contrary, subject to the Bylaws and Limited Partnership Agreement of the Company, the Board shall have the right to terminate Employee's employment for any reason other than Cause at any time, subject to the consequences of such termination as set forth in this Agreement.

     (f)  Notice of Termination.  Any termination by the Company for Disability
          ---------------------
or Cause as defined in paragraph 6(b) and (c) or by Employee pursuant to paragraph 6(d) hereof (relating to Constructive Discharge Events) shall be communicated by written Notice of Termination from the Company or the Employee (as the case may be) to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated. If any dispute concerning termination of Employee's employment under paragraphs 6(b), (c) or (d) above results in a final determination that a proper basis for such termination did not exist, Employee's employment hereunder shall be treated as having been terminated other than pursuant to paragraph 6(b), (c) or (d), as the case may be, by the party who gave Notice of Termination.

     7.   Compensation for Termination and Related Matters
          ------------------------------------------------

     The parties recognize and agree that, if the Company terminates Employee's employment under this Agreement other than for Disability pursuant to paragraph 6(b) above or Cause pursuant to paragraph 6(c), or if Employee terminates his employment in accordance with paragraph 6(d) above following a Constructive Discharge Event, the actual damages to Employee would be difficult if not impossible to ascertain. Accordingly, the parties agree that, if the Company terminates Employee's employment under this Agreement other than for Disability pursuant to paragraph 6(b) above or Cause pursuant to paragraph 6(c), or if Employee terminates his employment in accordance with paragraph 6(d) above following a Constructive Discharge Event, then Employee shall thereupon be relieved of any further obligation under this Agreement (other than section 8A below, if applicable) and his sole remedy shall be a right to receive from the Company, as liquidated damages, severance pay or both, the payments and benefits provided in paragraphs 7(a) through (and including) 7(i) below; provided that no provision of this section 7 is intended to curtail, reduce or otherwise affect adversely Employee's rights under section 16 below or any rights Employee may have in respect of termination of employment under any compensation, incentive or employee benefit plan (other than a severance pay plan). Employee shall not be required to mitigate the amount of any payment or benefit provided for in this section 7 by seeking other employment or otherwise, nor shall any compensation earned by Employee in other employment or otherwise reduce the amount of any payment or benefit provided for in this section.

     (a) The Company shall pay Employee his Salary (as defined in paragraph 5(a) above) prorated through the date of termination;

     (b) The Company shall pay Employee any accrued but unpaid bonus award for Employee's services in the calendar year preceding the date of termination, and a prorated bonus award for the calendar year in which the date of termination occurs, such prorated bonus award to be determined by multiplying the "Bonus Amount" as defined in paragraph 7(d) below by a fraction the numerator of which is the number of days in the calendar year of termination that precede the date of termination and the denominator of which is the number 365;

     (c) The Company shall pay Employee a lump sum amount, on or before the tenth day after the date of termination, equal to three times his Salary (as defined in paragraph 5(a) above, based on the highest rate in effect during the Term of Employment);

     (d) The Company shall pay Employee a lump sum amount, on or before the tenth day after the date of termination, equal to three times the "Bonus Amount" as hereafter defined. For purposes of this section 7, the "Bonus Amount" shall mean Employee's Salary (as defined in paragraph 5(a) above, based on the highest rate in effect during the Term of Employment), multiplied by the greater of (A) the average annual percentage of salary awarded to Employee as a bonus for services in each of the three calendar years immediately preceding the effective date of this agreement (1992 Bonus shall be annualized), and (B) the percentage of his Salary (as defined in paragraph 5(a) above) which Employee was given the opportunity to earn as an annual bonus for services in the calendar year in which the date of termination occurs if the Company attains the target bonus performance objective designated by the Board (or a committee thereof) for such calendar year;

     (e) The Company shall pay or provide Employee, his dependents and beneficiaries with the payments, coverages, benefits and age, pay and service credit for benefits which they would receive under paragraph 5(e) of this Agreement if the Term of Employment were to continue for three years after the date of termination and the compensation described in paragraphs 7(c) and (d) above were paid to him ratably over such three year period; provided, however, that if and to the extent the Company determines that such payments, coverages, benefits and age, pay and service credit for benefits cannot be paid or provided under the plans in question due to Internal Revenue Code or other restrictions, the Company shall provide tax-equivalent payments, coverages, benefits and age, pay and service credit for benefits through other means reasonably satisfactory to Employee, and, provided further, that if Employee obtains full time employment within three years after his date of termination, any payments under welfare benefit plans to be provided under this paragraph shall be reduced to the extent Employee receives payments under comparable plans of the successor employer;

     (f) Employee's benefits accrued through the date of termination, and any benefits accrued pursuant to the provisions of paragraph 7(e) above, under any and all qualified or non-qualified defined benefit pension plans or defined contribution pension, profit sharing or stock bonus plans shall become immediately vested and non-forfeitable on the date of termination; if and to the extent the Company determines that such vesting cannot be accomplished under the plan in question due to Internal Revenue Code or other restrictions, the Company shall provide tax-equivalent benefits to Employee through other means reasonably satisfactory to Employee;

     (g) If Employee's right to retain any restricted units or to retain or exercise any other equity or long-term incentives heretofore or hereafter granted to Employee under the Company's Restricted Unit Plan ("RUP") or any other plan or arrangement shall be subject to continued employment or other terms or conditions which have not been satisfied on the date of termination (including but not limited to terms and conditions set forth in Sections 6.4 and 8.1 of the RUP) , then such terms and conditions shall be conclusively deemed to be satisfied on such date, the intent of this paragraph being to accelerate vesting and exercisability of any such units and incentives in the event of such termination; to the extent necessary to effectuate the foregoing provisions of this paragraph, the terms and conditions of any such units and incentives (whether heretofore or hereafter granted) shall be deemed amended or supplemented accordingly;

     (h) The Company will continue to indemnify and hold harmless Employee as provided in paragraph 5(g) above; and

     (i) The Company will make the payments provided for in paragraphs 5(f) and 5(h) hereof, if applicable.

     8.   Non-Renewal Compensation
          ------------------------

     If the Company gives Employee timely written notice in accordance with paragraph 2(b) above that it does not wish to extend the Term of Employment beyond the third anniversary of the Effective Date, and Employee's employment does not terminate before such third anniversary, or is terminated by Employee before such third anniversary pursuant to a notice given by Employee in accordance with the provisions of paragraph 2(c) above (or terminates by reason of Employee's death after such a notice has been given), then the Company shall pay Employee, in addition to any other amounts payable to Employee hereunder, the sum of (i) his Salary (as defined in paragraph 5(a) above, based on the highest rate in effect during the Term of Employment), plus (ii) the Bonus Amount as defined in paragraph 7(d) above. The Company shall pay such amount on the third anniversary of the Effective Date, if Employee's employment does not terminate before such third anniversary (whether Employee's employment actually terminates at that time or thereafter), or on termination of his employment, if his employment terminates before such third anniversary because Employee gives notice in accordance with the provisions of paragraph 2(c) above or by reason of death after such a notice has been given. The Company shall also continue to provide Employee, his dependents and beneficiaries, until the third anniversary of the Effective Date or for such longer period as may be required by law, the benefits described in paragraph 5(e) above, subject to the last sentence of paragraph 5(e).

     8A.  Restrictive Covenants
          ---------------------

     Employee agrees that, if his employment terminates under circumstances that entitle him to receive payments pursuant to section 7 or section 8 above and the Company pays all amounts and provides all the benefits to which he is entitled pursuant thereto, or if his employment is terminated for Cause, then for one year after his employment terminates, he will neither (a) solicit business of the kind engaged in by the Company or any subsidiary at the time of termination of his employment from any person (which for purposes of this section 8A shall include an enterprise) who at the time of termination of Employee's employment was a client of the Company or a subsidiary, nor (b) induce or attempt to persuade any employee of the Company or a subsidiary to terminate his employment relationship. Employee agrees that the breach of the restrictive covenants set forth above in this section 8A may result in immediate and irreparable injury to the Company for which the Company will not have an adequate remedy at law, and that the Company shall be entitled to a decree of specific performance of those covenants and to a temporary and permanent injunction enjoining the breach thereof.

     9.   Successors; Binding Agreement
          -----------------------------

     (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, including without limitation any entity formed or availed of to hold the interests of the public shareholders of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall entitle Employee to compensation under section 7 above, in the same amount and on the same terms as he would be entitled to hereunder if his employment were terminated by the Company other than for Disability or Cause, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination.

     (b) As used in this Agreement, the "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers an agreement provided for in this section 9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (c) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts are due and payable to him hereunder, all such amounts, unless otherwise provided herein, shall be paid to Employee's designated beneficiary or, if there be no such designated beneficiary, whether because none was designated or because none is alive or in existence at the time any amount becomes payable hereunder, to the legal representatives of Employee's estate.

     (d) Except as to withholding of any tax under the laws of the United States or any other country, state or locality, neither this Agreement nor any right or interest hereunder nor any amount payable at any time hereunder shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind by Employee or the beneficiaries of Employee or by his legal representatives without the Company's prior written consent, nor shall there be any right of set-off or counterclaim in respect of any debts or liabilities of Employee, his beneficiaries or legal representatives; provided, however, that nothing in this paragraph shall preclude Employee from designating a beneficiary to receive any benefit payable on his death, or the legal representatives of Employee from assigning any rights hereunder to the person or persons entitled thereto under his will or, in case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate.

     10.  Agreement Binding
          -----------------

     This Agreement shall be binding upon and shall inure to the benefit of Employee, his heirs and legal representative(s), and the Company, its successors and assigns and any person, firm, corporation or other entity which succeeds to all or substantially all of the business, assets or property of the Company, as provided in section 9 hereof.

     11.  General
          -------

     (a) This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and cancels and supersedes any and all other agreements between the parties with respect to the subject matter hereof.

     (b) Any modification of this Agreement shall not be binding unless in writing and signed by the Company and Employee.


     12.  Enforceability
          --------------

     In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement.

     13.  Notices
          -------

     All notices which may be necessary or proper for either the Company or Employee to give to the other shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, or by air courier, to Employee at:

          Peter S. Voss
          302 Marlborough Street
          Boston, MA 02116

with a copy to:

          [insert personal attorney's name and address]

and shall be sent in the manner described above to the Company, c/o the General Partner, at 399 Boylston Street, 10th floor, Boston, MA 02116, Attention:
Secretary, or delivered by hand to the Secretary of the General Partner, and shall be deemed given when sent, provided that any Notice of Termination or notice given pursuant to section 2 hereof shall be deemed given only when received. Any party may by like notice to the other party change the address at which he or they are to receive notices hereunder.

     14.  Arbitration
          -----------

     Any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of Boston, in accordance with the rules then obtaining of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except that, with respect to any controversy or claim arising out of, or related to, the provisions of paragraph 5(g) or 7(h) above (relating to indemnification), Employee may have the matter settled by judicial determination in lieu of arbitration by bringing a court action, if he is the plaintiff, or, if he is not the plaintiff, by demanding such judicial determination within the time to answer any complaint in any arbitration action that may be commenced.

     15.  Governing Law
          -------------

     This Agreement is executed in the Commonwealth of Massachusetts and shall be governed by and enforceable in accordance with the laws thereof without giving effect to the principles of conflict of laws thereof.

     16.  Legal Fees and Expenses
          -----------------------

     To induce Employee to execute this Agreement and to provide Employee with reasonable assurance that the purposes of this Agreement will not be frustrated by the cost of its enforcement should the Company fail to perform its obligations under this Agreement or should the Company or any subsidiary, affiliate or shareholder of the Company contest the validity or enforceability of this Agreement, the Company shall pay and be solely responsible for ninety percent (90%) of any attorney's fees and expenses and court costs incurred by Employee as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision hereof to be performed by the Company or as a result of the Company or any subsidiary, affiliate or shareholder of the Company contesting the validity or enforceability of this Agreement or any provision hereof to be performed by the Company, in each case regardless of which party, if any, prevails in the contest.

     IN WITNESS WHEREOF, the Limited Partnership and the General Partner have caused this Agreement to be signed by their proper representatives and Employee has hereunto set his hand as of the date first above written.



                       NEW ENGLAND INVESTMENT COMPANIES, L.P.

                       By New England Investment Companies, Inc.
[Seal]                         as General Partner

Attest:
                       By Robert A. Shafto
                          ----------------
                       Chairman, Compensation Committee of the Board

Edward N. Wadsworth       New England Investment Companies, Inc.
-------------------
Secretary


                       NEW ENGLAND INVESTMENT COMPANIES, INC.

[Seal]

Attest:                By Robert A. Shafto
                          ----------------
                       Chairman, Compensation Committee of the Board

Edward N. Wadsworth
-------------------
Secretary
                       EMPLOYEE


                       Peter S. Voss
                       -------------
                       Peter S. Voss


                                       23